Exhibit 99.1

THE LGL GROUP ANNOUNCES WEBINAR TO REVIEW ITS OPERATIONS

ORLANDO, FL April 18, 2023 –The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) will hold a webinar to discuss its operations.

Marc Gabelli, the LGL Chairman and Chief Executive Officer, along with the Executive team, are to present the Company’s recent financial results and going forward activities.

“This is an exciting time for the LGL Group. The company will continue to own and develop its frequency reference and time standard synchronization solutions business through its Precise Time and Frequency LLC (“PTF”) subsidiary platform while deploying its assets to build shareholder value,” said Marc Gabelli.

“The LGL Group has successfully spun off several businesses over its history and continues the company’s long term strategy of developing businesses and positioning them as independent entities to enhance shareholder value and alignment,” Mr. Gabelli continued.

The webinar

The webinar will be held on May 3, 2023 at 10:30 am Eastern time (US and Canada).

You will need to register in advance for this webinar on the Company’s Investor Relations page for “Webinar”  Investor Relations | LGL Group

After registering, you will receive a confirmation email containing information about joining the webinar.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT THE LGL GROUP, INC.

The LGL Group operates its manufacturing business through our subsidiary, Precise Time and Frequency, LLC ("PTF"), a globally-positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. In addition, we operated an Electronic Components segment, M-tron Industries, Inc., until its Spin-off to all shareholders on October 7, 2022 when MtronPTI became an independent, publicly traded company trading on the NYSE American under the stock symbol ”MPTI”. The Separation was achieved through LGL’s distribution (the “Distribution”) of 100% of the shares of MtronPTI's common stock to holders of LGL's common stock as of the close of business on the record date of September 30, 2022. LGL's stockholders of record received one-half share of MtronPTI's common stock for every share of LGL's common stock.

The LGL investment business is comprised of various investment vehicles in which LGL is either shareholder, partner, or has general partner interests, and through which LGL invests its capital. The Company seeks to invest available cash and cash equivalents in liquid investments with a view to enhancing returns as we continue to assess further acquisitions of, or investments in, operating businesses broadly. LGL may provide consulting, advisory, and certain administrative and back-office services to the investment vehicles in which LGL is invested. LGL core strengths include identifying and acquiring undervalued assets and businesses, often through the purchase of securities, increasing value through management, financial or other operational changes, and managing complex legal, regulatory or financial issues, which may include technical, engineering, environmental, zoning, permitting and licensing issues among others.

As of December 31, 2022, LGL had investments (currently classified as Cash and Cash Equivalents and Marketable securities) with a fair value of approximately $38.1 million. The Company accounts for its Marketable securities under ASC 321 and as such, its Marketable securities are reported at fair value on its consolidated balance sheets.

Business Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing companies that primarily looks for deeply depressed prices. Today, we are a diversified holding company owning subsidiaries engaged in manufacturing and investments. Several of our operating businesses started out as investment positions in debt or equity securities, held directly by us. Those positions ultimately resulted in control or complete ownership of the target company. For example, in 2004, we acquired a controlling interest in PTI which started out as an investment position and ultimately became an operating subsidiary before the Spin-off. The acquisition of PTI, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions.

It is our belief that our strategy will continue to produce strong results into the future.

Our manufacturing business, PTF, employs a market-based approach of designing and offering new products to our customers through both organic research and development, and through strategic partnerships, joint ventures, acquisitions or mergers. We seek to leverage our core strength as an engineering leader to expand client access, add new capabilities and continue to diversify our product offerings. Our focus is on investments that will differentiate us, broaden our portfolio and lead toward higher levels of integration organically and through joint venture, merger and acquisition opportunities. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards multi-component integrated offerings, longer product life cycles, better margins and improved competitive position.

A key driver of value is the direct investing business which utilizes various structures and vehicles to build shareholder value, including certain Special Purpose Vehicles which may be syndicated for investment, and involve certain fee generating activities. The company could act as the financial and management sponsor, raise capital from external nonaffiliated investors, and may receive management fees and success-based incentives in accordance with market practice.

General

The LGL Group, Inc. (the "Company," "LGL," "we," "us," or "our") is a holding company engaged in services, investment and manufacturing business activities. Since 1985, the Company has acquired 32 businesses, sold 11, and spun off 3, culminating with the spin-off of M-tron Industries, Inc. (“MtronPTI”) in 2022.

The Company was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. Our common stock and warrants are traded on the NYSE American (“NYSE”) under the symbols "LGL" and “LGL WS”, respectively.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation and was incorporated in 1928 under the laws of the State of Indiana.

In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

The LGL Group, Inc.

James Tivy

(407) 298-2000